                                                                EXHIBIT 3(b)


                          THE LINCOLN ELECTRIC COMPANY

                              AMENDED AND RESTATED
                              CODE OF REGULATIONS

                                   ARTICLE I
                                   ---------

                                     SHARES
                                     ------

     1. Registration and Transfer of Certificates. Each shareholder of the Corporation whose shares have been fully paid for shall be entitled to a certificate or certificates showing the number of shares registered in his name on the books of the Corporation. Each certificate shall be signed by the Chairman of the Board or the President or Vice-President of the Corporation and the Secretary or Assistant Secretary or the Treasurer or an Assistant Treasurer. Shares shall be transferred only on the books of the Corporation by the holder thereof, in person or by Attorney, upon surrender and cancellation of certificates for a like number of shares.

     2. Substituted Certificates. The Board of Directors may authorize the issuance of a new certificate in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed; in its discretion requiring the owner of the lost or destroyed certificate, or the legal representative, to give the Corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation; or, if in the judgment of the Board it is proper to do so, a new certificate may be issued without requiring any bond.

     3. Shareholders Entitled to Notice and to Vote. The Board of Directors may fix a time not exceeding forty-five (45) days preceding the date of any meeting of shareholders, or any dividend payment date, or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of such meeting, or to vote thereat, or to receive such dividends or rights, as the case may be, or in lieu thereof, the Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period.

                                   ARTICLE II
                                   ----------

                            MEETINGS OF SHAREHOLDERS
                            ------------------------

     1. Annual Meeting. The Annual Meeting of shareholders shall be held on the fourth Tuesday of the month of May each year at the principal office of the Corporation, if not a legal holiday, and if a legal holiday, then on the next day not a legal holiday, for the election of Directors and the consideration of reports to be laid before the meeting. Upon due notice there may also be considered and acted upon at the Annual Meeting any matter which can properly be considered and acted upon at a special meeting, in which case and for which purpose the Annual Meeting shall also be considered as, and shall be, a special meeting. When an Annual Meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called for that purpose.

     2. Special Meetings. Special meetings of the shareholders may be called by the President, or a Vice-President, or the Chairman of the Board of Directors, or by the Executive Committee, or by a majority of the Board of Directors, acting with or without a meeting, or by persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat, at such place or places as may be designated in the call therefore, and notice thereof; provided, however, that a meeting for the election of Directors may be held only within the State of Ohio.

     3. Notice of Meetings. Notice of meetings of shareholders shall be given in writing by the Secretary, or in his absence by the Chairman of the Board or President or a Vice-President, and such notice shall state the purpose or purposes for which the meeting is called, and the time and place where it is to be held, and shall be served or mailed to each shareholder of record entitled to vote at such meeting or entitled to notice thereof, at least ten (10) days prior to the meeting. If mailed, it shall be directed to the shareholder at his address as it appears upon the records of the Corporation. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. Notice of the time, place and purpose of any meeting of shareholders may be waived by the written assent of every shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

     5. Quorum. The holders of a majority of the shares issued and outstanding, entitled to vote, present either in person or by proxy, shall constitute a quorum, unless a larger number is required by the laws of Ohio, in which case the number required by the laws of Ohio, present either in person or by proxy, shall constitute a quorum, but any less number may adjourn the meeting from time to time, until a quorum is obtained, and no further notice of such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

     6. Proxies. Each shareholder entitled to vote shall be entitled to one vote, either in person or by proxy, for each share of the Corporation standing in his name at the time of the closing of the books for such meeting. No proxy shall be valid after the expiration of eleven (11) months from the date thereof, unless a longer time be specified therein. Proxies shall be in writing but need not be sealed, witnessed or acknowledged and shall be filed with the Secretary at or before the meeting.

                                  ARTICLE III
                                  -----------

                               BOARD OF DIRECTORS
                               ------------------

     1. Number and Election. The powers and authority of the Corporation shall be exercised and its business managed and controlled by a Board of Directors. The election of Directors shall be by ballot and shall be held at the Annual Meeting of shareholders or at a special meeting called for that purpose. The maximum number of the Directors of the Corporation shall be eighteen. Subject to such maximum, the number of Directors may be fixed or changed (a) at a meeting of the shareholders called for the purpose of electing Directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares that are represented at the meeting and entitled to vote on the proposal, and (b) by the Directors, by the vote of a majority of their number, who may also fill any Director's office that is created by an increase in the number of Directors. The Directors shall be divided into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation. A separate election shall be held for each class of Directors as hereinafter provided. Directors elected at the first election for the first class shall hold office for the term of one year from the date of their election and until the election of their successors, Directors elected at the first election for the second class shall hold office for the term of two years from the date of their election and until the election of their successors, and Directors elected at the first election for the third class shall hold office for the term of three years from the date of their election and until the election of their successors. At each annual election, the successors to the Directors of each class whose terms shall expire in that year shall be elected to hold office for the term of three years from the date of their election and until the election of their successors. In case of any increase in the number of Directors of any class, any additional Directors elected to such class shall hold office for a term which shall coincide with the term of such class.

     2. Vacancy and Removal. All Directors, for whatever terms elected, shall hold office subject to applicable statutory provisions as to the creation of vacancies and removal; provided, however, that all Directors, all the Directors of a particular class or any individual Director may be removed from office, without assigning any cause, only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of stock entitled to vote generally on the election of Directors.

     3. Resignation. Any Director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein. If no time is specified, it shall become effective from the time of its receipt by the Corporation, and the Secretary shall record such resignation, noting the day, hour and minute of its reception. The acceptance of a resignation shall not be necessary to make it effective.

     4. Meetings. Directors may meet at such times and at such places within or without the State of Ohio as they may determine. A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     5. By-Laws. The Board of Directors may adopt By-Laws for its own government not inconsistent with the Articles of Incorporation or Regulations of the Corporation.

                                   ARTICLE IV
                                   ----------

                         INDEMNIFICATION AND INSURANCE
                         -----------------------------

     1. Indemnification. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the corporation, or is or was serving at the request of the Corporation as a Director, trustee, officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Ohio; provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine.

          (b) The indemnification authorized by this Article shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification hereunder or under the Articles or any agreement, vote of shareholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (c) No amendment, termination or repeal of this Article IV shall affect or impair in any way the rights of any Director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

     2. Liability Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, trustee officer, employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Article. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

                                   ARTICLE V
                                   ---------

                        NOMINATION OF DIRECTOR CANDIDATE
                        --------------------------------

     1. Notification of Nominees. Nominations for the election of Directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of Directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been received by the Secretary of the Corporation not less than 80 days in advance of such meeting; provided, however, that in the event that the date of the meeting was not publicly announced by the Corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the shareholder to be timely must be delivered to the Secretary of the Corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote for the election of Directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected.

     2. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with paragraph 1 above, and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to paragraph 1 above had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a Director of the Corporation, if elected, of each such substitute nominee.

     3. Compliance with Procedures. If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of paragraphs 1 and 2 above, such nomination shall be void.

                                   ARTICLE VI
                                   ----------

                              EXECUTIVE COMMITTEE
                              -------------------

     1. Number and Election. The Board of Directors may elect from its own number an Executive Committee consisting of three or more members. The Chairman of the Board and the President shall be members of such committee and the officer designated as Chief Executive Officer shall act as the Chairman thereof. The Board of Directors shall fill vacancies in the Executive Committee by election from the Directors and at all times it shall be the duty of the Board of Directors to keep the membership of such committee full.

     2. Powers of Executive Committee. During the intervals between the meetings of the Board of Directors, the Executive Committee shall possess and may exercise all of the powers of the Board of Directors, in the management of the usual and ordinary affairs of the Corporation, subject, however, at all times to the control and direction of the Board of Directors.

     3. Quorum. A majority of the Executive Committee shall be necessary to constitute a quorum and in every case the affirmative vote of a majority of the members shall be necessary to pass any resolution. A resolution, in writing, signed by all the members, shall be deemed the action of the Committee, although not formally convened, and record thereof shall be kept in the record book of the Committee under its proper date. The Committee shall keep a record of its proceedings and shall fix its own rules.

                                  ARTICLE VII
                                  -----------

                                    OFFICERS
                                    --------

     1. Officers. The Directors shall, immediately after the adjournment of the meeting of shareholders at which they were elected, or as soon thereafter as is convenient, meet for organization and the election of officers, and for the transaction of such other business as may come before the meeting. No notice of such meeting shall be required. The Board of Directors shall, from its own number, annually elect a President and may elect a Chairman of the Board, each of whom shall hold office for one year and until their respective successors are chosen and qualified, and shall designate either the Chairman of the Board or the President as Chief Executive Officer of the Corporation. The Board of Directors may also from time to time choose such other officers (who need not be members of the Board) as it may deem necessary and fix the duties and authority thereof. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law or by the Articles, the Regulations, or the By-Laws to be executed, acknowledged, or verified by two or more officers.

     2. Removal. The Board of Directors shall have the power, by a vote of three-fourths of the entire membership of the Board, to remove any officer of the Company and to fill any vacancy in any office for the unexpired term.

                                  ARTICLE VIII
                                  ------------

                               DUTIES OF OFFICERS
                               ------------------

     1. Chairman of the Board. The Chairman of the Board, when such Chairman is elected, when present, shall preside at meetings of Directors and shareholders and perform such other duties as may be designated by the Board of Directors. If designated by the Board of Directors as Chief Executive officer of the Corporation he shall have general control and management of the affairs of the Corporation, subject, however, to the direction and control of the Board of Directors, and shall be an ex officio member of all standing committees of the Board of Directors.

     2. President. If designated by the Board of Directors as Chief Executive Officer of the Corporation, the President shall have general control and management of the affairs of the Corporation, subject, however, to the direction and control of the Board of Directors, and shall be an ex officio member of all standing committees of the Board of Directors. If not so designated, the President shall have such duties as the Board of Directors or the Chief Executive officer may from time to time prescribe. In the absence of the Chairman of the Board, the President shall preside at meetings of Directors and shareholders.

     3. Vice President. In the absence or disability of the Chairman of the Board, the President shall exercise the powers and perform the duties of the Chairman of the Board and in the absence or disability of the President a Vice President designated by the Board of Directors shall exercise the powers and perform the duties of the President. Each Vice President shall perform such other duties as shall from time to time be imposed upon him by the Chief Executive Officer or the Board of Directors. The performance of any such duty by any Vice President shall be conclusive evidence, to anyone dealing with the Corporation, of his authority to act.

     4. Secretary. The Secretary shall keep the minutes of the proceedings of shareholders, Directors and committees and make proper record of the same, which shall be attested by him. He shall keep such books as may be required by the Board of Directors. He shall have charge of the seal, and until a Transfer Agent or Agents is appointed for the shares of the Corporation, he shall have charge of the certificate books of the Corporation, shall issue all certificates of shares, shall keep a record thereof, and shall prepare and furnish lists thereof when required by the Board of Directors, or at any meeting of shareholders. He shall also perform such other duties as may be required of him by the Board of Directors or Executive Committee.

     5. Treasurer. The Treasurer shall keep and maintain full and accurate accounts of all receipts and disbursements of the Corporation. He shall prepare and lay before shareholders such statements of profit and loss and such balance sheets as are required to be laid before such meetings, and shall mail, on request, a copy of such statement and balance sheet as required by law. He shall deposit all monies, checks and other obligations to the credit of the Corporation in such depositary or depositories as may be designated by the Board of Directors, to be disbursed on signature of such officers and or agents as the Board of Directors may designate. He shall render a statement of his accounts and transactions whenever required by the Board of Directors, and generally perform all duties incident to the office of Treasurer, subject to the control of the Chief Executive Officer, and also perform such other duties as may be required of him by the Chief Executive Officer or Board of Directors. In case the Treasurer shall die, resign, retire or be removed from office, all books, papers, vouchers, money and other property of whatsoever kind in his possession or under his control belonging to the Corporation shall be delivered to the Chief Executive Officer or as such Chief Executive officer may direct.

     6. Surety Bonds. If required by the Board of Directors, any officer of the Corporation shall give the Corporation a bond in such sum and with sureties satisfactory to the Board for the faithful performance of the duties of his office, the premium therefor to be paid by the Corporation.

     7. Absence or Disability. In the absence or disability of any officer of the Corporation, the Board of Directors may delegate his powers and duties to any other executive officer or to any Director during such absence or disability, and the person so delegated shall for the time being be the officer whose powers and duties he so assumes.

                                   ARTICLE IX
                                   ----------

                     COMPENSATION OF DIRECTORS AND OFFICERS
                     --------------------------------------

     The compensation of the Directors and officers of the Corporation shall be such as the Board of Directors may from time to time designate.

                                   ARTICLE X
                                   ---------

                                   AMENDMENTS
                                   ----------

     These regulations may be altered, changed, amended or repealed by the written consent of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation, or at a meeting called and held for that purpose, by the affirmative vote of the holders of record of shares entitling them to exercise not less than a majority of the voting power of the Corporation; provided, however, that paragraphs 1 and 2 of
Article III and all of Article V shall not be altered, changed, amended or repealed, nor shall any provision inconsistent with such provisions be adopted, without the affirmative vote of the holders of record of shares entitling them to exercise not less than two-thirds of the voting power of the Corporation entitled to vote generally in the election of Directors.